UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

(Date of earliest event reported):  June 10, 2008

Tanger Factory Outlet Centers, Inc.
Tanger Properties Limited Partnership
(Exact Name of Registrant as Specified in Charter)

North Carolina North Carolina (State or Other Jurisdiction of Incorporation)	1-11986 33-99736-01 (Commission File Number)	56-1815473 56-1822494 (IRS Employer Identification No.)

3200 Northline Avenue, Suite 360 Greensboro, NC 27408 (Address of Principal Executive Offices, including Zip Code)

Registrant's telephone number, including area code: (336) 292-3010

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01	Entry Into a Definitive Material Agreement

On June 10, 2008, Tanger Properties Limited Partnership (the “Operating Partnership”), a majority owned subsidiary of Tanger Factory Outlet Centers, Inc. (the “Company”) closed on a $235.0 million unsecured three year term loan facility.  The syndicated facility was jointly arranged by Banc of America Securities LLC and Wells Fargo Bank, N.A., with Bank of America, N.A. serving as Administrative Agent and Wells Fargo Bank, N.A. serving as Syndication Agent.  The facility bears interest at a spread over LIBOR of 160 basis points, with the spread adjusting over time, based upon the debt ratings of the company.  We currently maintain investment grade ratings with Moody’s Investors Service (Baa3 stable) and Standard and Poor’s Ratings Services (BBB- positive).

Proceeds from the offering will be used to repay our only remaining mortgage loan with a principal balance of approximately $170.7 million.  Upon the repayment of this mortgage, which is expected to occur by the end of June 2008, our entire portfolio of wholly-owned properties will be unencumbered.  The remaining proceeds of approximately $62.8 million, net of closing costs, will be applied against amounts outstanding on our unsecured lines of credit and to settle the interest rate lock protection agreements discussed in Item 1.02 below.

Item 1.02	Termination of a Material Definitive Agreement

On June 11, 2008, we completed the termination settlement of $200 million of interest rate lock protection agreements which fixed the US Treasury index at an average rate of 4.62% for 10 years from such date in July 2008.  We originally entered into these agreements in 2005 in anticipation of a public debt offering during 2008, based on the 10 year US Treasury rate.  Upon the closing of the LIBOR based unsecured term loan facility described in Item 1.01 above, we have determined the likelihood of such a US Treasury based debt offering to be not probable.  The settlement of the interest rate lock protection agreements, at a total cost of $8.9 million, will be reflected as a charge to earnings in our second quarter 2008 operating results and funds from operations.

Section 2 – Financial Information

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information required by this Item 2.03 is set forth in Item 1.01 above, which is incorporated herein by reference.

Section 7 – Regulation FD

Item 7.01	Regulation FD Disclosure

On June 11, 2008, we issued a press release announcing the closing on the term loan facility and the termination settlement of the interest rate lock protection agreements.  A copy of such press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.  Pursuant to the rules and regulations of the Securities and Exchange Commission, such exhibit and the information set forth therein are deemed to have been furnished and shall not be deemed to be "filed" under the Securities Exchange Act of 1934.

Section 9 - Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits

The following exhibits are included with this Report:

Exhibit 10.21
Term loan credit agreement dated June 10, 2008 between Tanger Properties Limited Partnership and Banc of America Securities LLC and Wells Fargo Bank, N.A., with Bank of America, N.A. serving as Administrative Agent and Wells Fargo Bank, N.A. serving as Syndication Agent.

Exhibit 99.1	Press release announcing closing on $235.0 million unsecured term loan facility and termination settlement of derivative contracts.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  June 11, 2008

TANGER FACTORY OUTLET CENTERS, INC.

By:/s/ Stanley K. Tanger
             Stanley K. Tanger
     Chairman of the Board of Directors, Chief Executive Officer

TANGER PROPERTIES LIMITED PARTNERSHIP

By:TANGER GP TRUST, its sole general partner

By:/s/ Stanley K. Tanger
             Stanley K. Tanger
     Chairman of the Board of Trustees, Chief Executive Officer

EXHIBIT INDEX

Exhibit No.

Exhibit 10.21
Term loan credit agreement dated June 10, 2008 between Tanger Properties Limited Partnership and Banc of America Securities LLC and Wells Fargo Bank, N.A., with Bank of America, N.A. serving as Administrative Agent and Wells Fargo Bank, N.A. serving as Syndication Agent.

Exhibit 99.1	Press release announcing closing on $235.0 million unsecured term loan facility and termination settlement of derivative contracts.